                                  EXHIBIT 99.1

                                 PRESS RELEASE

Monadnock Bancorp, Inc.                                   603.924.9654
1 Jaffrey Road                                            www.monadnockbank.com
Peterborough, NH 03458

                             FOR IMMEDIATE RELEASE
                             ---------------------

For Additional Information Contact:
Karl F. Betz, SVP, CFO & Treasurer (603) 924-9654 kbetz@monadnockbank.com

            Monadnock Bancorp, Inc. Announces First Quarter Results

Peterborough, New Hampshire - April 18, 2008 - Monadnock Bancorp, Inc. (over-the-counter bulletin board: MNKB), the holding company for Monadnock Community Bank announced net income of $23,000 for the three months ended March 31, 2008 compared with net income of $36,000 for the three months ended March 31, 2007. Basic and diluted earnings per share were $0.02 for the three months ended March 31, 2008 compared with $0.03 for the three months ended March 31, 2007. Book value per share and tangible book value per share were $7.69 and $7.53, respectively, at March 31, 2008 compared with $7.58 and $7.42, respectively, at March 31, 2007.

The decrease in earnings for the three months ended March 31, 2008 compared with the same period a year earlier was primarily attributable to an increase in noninterest expense of $119,000, an increase in the provision for loan losses of $36,000, partially offset by an increase in noninterest income of $73,000, an increase in net interest and dividend income of $62,000 and a decrease in income tax expense of $6,000.

Net interest and dividend income increased $62,000, or 10.2%, to $670,000 for the three months ended March 31, 2008 compared to $608,000 for the three months ended March 31, 2007. This increase reflected a $201,000, or 14.3%, increase in interest and dividend income, and a $138,000, or 17.3%, increase in interest expense. The interest rate spread was 2.03% for the three months ended March 31, 2008 compared to 2.06% for the three months ended March 31, 2007 and 2.15% for the three months ended December 31, 2007. The net interest margin for the three months ended March 31, 2008 was 2.47% compared to 2.62% for the three months ended March 31, 2007 and 2.67% for the three months ended December 31, 2007. The decrease in interest rate spread and net interest margin for the three months ended March 31, 2008 compared with the same period a year ago was due to an increase in nonperforming loans during the first quarter of 2008 which reduced loan income by $15,000 and contributed to a decrease in the interest rate spread and net interest margin of 6 basis points. In addition, the interest rate spread and net interest margin was negatively impacted by recent Federal Reserve actions which resulted in the reduction of the Prime Rate by 2.00% since late January 2008.

The provision for loan losses was $60,000 for the three months ended March 31, 2008 compared with $24,000 for the three months ended March 31, 2007. The increase in the provision was primarily due to an increase in the level of net charge-offs to $88,000 for the three months ended March 31, 2008 compared with $4,000 for the three months ended March 31, 2007.

Noninterest income increased $73,000, or 82.95%, to $162,000 for the three months ended March 31, 2008 from $88,000 for the three months ended March 31, 2007. The increase was primarily attributable to net gains on sales of available-for-sale securities of $84,000 for the three months ended March 31, 2008 compared with $16,000 for the three months ended March 31, 2007.

Noninterest expense increased $119,000, or 19.6% to $727,000 for the three months ended March 31, 2008 compared with $608,000 for the three months ended March 31, 2007. Salaries and employee benefits expense increased $40,000 from $324,000, or 53.3%, of total noninterest expense for the three months ended March 31, 2007 to $364,000, or 50.1%, of total noninterest expense for the three months ended March 31, 2008. This increase in salaries and employee benefits expense resulted from an increase in staffing for the commercial lending area, normal salary increases and increases related to stock benefit plans for employees, partially offset by an increase in the deferrals of loan origination costs. Other increases in noninterest expense related primarily to a $30,000 increase in marketing expenses which primarily related to the marketing of our Rewards Checking account product which was introduced in the fourth quarter of 2007 along with the promotion of a new service for our customers known as Identity Theft 911. Additional increases were attributable to a $31,000 increase in other expenses which related to higher FDIC assessment premiums in 2008 compared with 2007, additional ongoing expenses related to the Rewards Checking product and increased expenses related to fees and stock benefit plans for Directors. In addition, data processing costs increased $14,000 due to increased service bureau costs as well as computer related costs due to internal controls compliance under Sarbanes-Oxley and other technical support costs.

Total assets increased $12.0 million, or 11.4%, to $117.2 million at March 31, 2008 compared with $105.2 million at December 31, 2007. We increased our assets in the first quarter of 2008, by increasing our investment portfolio by $10.5 million while funding this leverage with $12.4 million in Federal Home Loan Bank advances in an attempt to counteract our net interest margin compression as a result of the recent Federal Reserve actions. Our net loan portfolio grew by $904,000, or 1.4%, to $64.9 million at March 31, 2008 from $64.0 million at December 31, 2007. Loan growth during the quarter ended March 31, 2008 was primarily concentrated in commercial, one- to four-family residential and home equity lending which grew $454,000, $417,000 and $207,000, respectively. Total deposits decreased $268,000 to $64.5 million at March 31, 2008 from $64.8 million at December 31, 2007. Interest-bearing deposits were virtually unchanged at $59.6 million and $59.5 million at March 31, 2008 and December 31, 2007, respectively, while noninterest-bearing deposits decreased $324,000 during the first quarter of 2008. NOW accounts increased $2.6 million during the first quarter of 2008 which was due to the implementation of our Rewards Checking account product in the fourth quarter of 2007. Rewards Checking accounts increased $3.1 million during the first quarter of 2008 and totaled $6.5 million at March 31, 2008, which was partially offset by a decrease in a large NOW account balance during the first quarter of 2008. Savings and money market deposit accounts increased $223,000 and $101,000, respectively during the first quarter of 2008, while time certificates decreased $2.7 million. The decrease in time certificates was attributable to customers transferring these deposits to other deposit products as well as interest rate sensitive customers leaving due to competitive rates being offered elsewhere.

Total nonperforming assets increased $579,000 to $849,000 or 0.72% of total assets at March 31, 2008 compared with $270,000 or 0.26% of total assets at December 31, 2007. The nonperforming assets carry a guarantee by the United States Small Business Administration covering $457,000 and $165,000 of the balance outstanding, respectively, at March 31, 2008 and December 31, 2007. The increase in nonperforming assets for the quarter ended March 31, 2008 was primarily due to a commercial loan relationship with an outstanding balance of $575,000 at March 31, 2008, of which loans are guaranteed by the United States Small Business Administration covering $319,000 of the balance outstanding.

President and Chief Executive Officer William M. Pierce, Jr. said, "We are pleased to report solid growth in our Rewards Checking product as well as an increase in the book value and tangible book value per share. We will continue to focus on the strategic objectives of maintaining a community focus in the areas we serve, providing a high quality of service to our customers and diligently working to improve our franchise and shareholder value." For additional information visit www.monadnockbank.com.

FORWARD-LOOKING STATEMENTS:
Statements contained in this news release that are not historical facts may constitute "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act Of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, economic conditions in the state of New Hampshire and Massachusetts, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, fiscal policies of the New Hampshire and Massachusetts State Government, the quality or composition of our loan or investment portfolios, demand for loan products, competition for and the availability of loans that we purchase for our portfolio, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines, acquisitions and the integration of acquired businesses, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.